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EXHIBIT 21.1


               SUBSIDIARIES OF MICHIGAN COMMUNITY BANCORP LIMITED




Name of Subsidiary                                        State of Incorporation
------------------                                        ----------------------

Lakeside Community Bank                                   Michigan

North Oakland Community Bank                              Michigan